Kraton Polymers LLC First Quarter Earnings Call May 14, 2009 Exhibit 99.1

Disclaimers
Forward Looking Statements
This presentation may include “forward-looking statements” which are statements other than statements of historical fact and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,”
“may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.
GAAP Disclaimer
This presentation includes non-GAAP financial measures, including EBITDA and LTM Bank EBITDA. Investors should consider these measures, which we believe investors consider useful in assessing our performance and compliance with our financial covenants, together with the GAAP measures from our financial statements. A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures can be found in our press release dated May 13, 2009.

2009 First Quarter Highlights
Cost-Out / Efficiency
Gains
Innovation
Business Performance
Headwinds
On target to exceed $10 million cost reduction target
Reductions in plant fixed costs, global staff reduction, freeze on salaries and adds to staff, and “salary at risk” program
Global ERP and process control upgrades on plan
Awarded North American Technology Leadership Award from Frost &
Sullivan
Ongoing application screening with sulfonated polymers with positive results in clothing area
RTS facility relocations in Houston and Japan moving forward in accordance with plans
$47 million improvement in LTM Bank EBITDA from Q1 2008
Within compliance of financial covenants
IR Latex achieved new milestones in both production and sales;
this business relatively resilient to global economic slowdown
Monomer prices continued to decline in the first quarter of
2009 as compared to the fourth quarter of 2008 but are
beginning to stabilize

Revenue and Innovation Growth
Revenue declined due to volume as a result of the
current global economic downturn
Adhesives, Sealants and Coatings declined due to
weakness in the tape segment in both North America
and Europe
Advanced Materials declined due to volume in
automotive and consumer applications commensurate
with global economic conditions
Paving and Roofing declined due to lower
government spending on road projects and a slow-
down in commercial roofing activity in North America
IR Latex continued expected growth with no visible
impact from the global economic downturn
Q1 2009 vs. Q1 2008 Revenue Change By End-Use
5%
11%
13%
14%
11%
2005 2006 2007 2008 Q1 2009
Innovation Revenue
(1)
as a % of Total Revenue
Innovation product sales in Q1 were below our
goal of 16%, due to lower volume in the
following applications:
Roofing applications in Europe
Printing plate applications in Japan
Personal Care applications
Medical applications
(1)
Innovation revenue defined as revenue from products introduced within the last 5 years.
Kraton
Advanced
Materials
Paving and
Roofing
IR Latex
81%
(31)%
(34)%
(36)%
(42)%
Adhesives,
Sealants, and
Coatings

2009 Q1 Financial Performance

Summary Financial Information
(US $ in millions)
2.48 4.38 Interest Coverage
5.20 3.31 Leverage
$       542 $       501 Total Debt
$       104 $      151 LTM Bank EBITDA
(2)
$ 15 $ 5 EBITDA
(1)
$ 267 $ 185 Total Operating Revenues
77 47 Sales Volume (kT)
2008 2009
First Quarter
(1) EBITDA is used by management to evaluate operating performance. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income (loss) as an indicator of operating performance.
(2) LTM Bank EBITDA is defined as EBITDA adjusted for items pursuant to the senior secured credit facility.

Operating Revenue
Sales
ByProduct
$267
$11
$256
$185
$7
$178
2008
2009

Gross Profit
$49
$9
2008
2009

Financial EBITDA
$15
$5
2008
2009

First Quarter 2009 Financial Summary
(US $ in millions)
$29 million increase in
global sales prices and
changes in mix
$94 million decline
associated with 30kT
decline in volume
$40 million decline from
higher monomer and
other production costs,
including the impact of
FIFO versus replacement
cost
Lower R&D and SG&A
costs
Includes gain on
extinguishment of debt

Operating Revenue
Sales
ByProduct
$267
$11
$256
$185
$7
$178
2008
2009

Adjusted Gross Profit
$44
$45
2008
2009

Adjusted Financial EBITDA
$10
$42
2008
2009

First Quarter 2009 Summary –
Excluding FIFO vs. Replacement Cost Spread
(US $ in millions)
Adjusted for the FIFO vs.
replacement cost spread
Improved pricing offsets
lower volume
$32 million increase in
adjusted EBITDA
Tight spending controls
Includes gain on
extinguishment of debt
$29 million increase in
global sales prices and
changes in mix
$94 million decline
associated with 30kT
decline in volume

Capitalization Table and Covenants
(US $ in millions)
104.1
115.8
146.0
148.7
151.4
LTM Bank EBITDA
(1)
Leverage A/O
March 31
(1)
Prior to December 31, 2008 LTM Bank EBITDA includes $9.6mm Equity Cure
3.31
4.38
2.75
4.45
Actual Covenant
Interest Coverage A/O
March 31
Actual Covenant
3/31/08 6/30/08 9/30/08 12/31/08 3/31/09
Revolver Term Sr. Notes
Insurance
Bond
Total Debt Cash Net Debt
Rate L+225 L+200 8.125%
Maturity May 2011 May 2013 January 2014
December 31, 2008 $50.0 $325.1 $200.0 $0.0 $575.1 $101.4 $473.7
Increase (Decrease) (47.0)       (0.9)         (30.0)           3.9            (74.0)        (88.6)   14.6
March 31, 2009 $3.0 $324.2 $170.0 $3.9 $501.1 $12.8 $488.3

Recent Developments
Price Right
Excluding year-on-year changes in FIFO cost vs.
replacement cost spread, we achieved significant
improvement in base margins
Innovation-Led Top-line
Growth
Announced new formulations designed to support VOC
requirements
Announced the first high polymer content binder designed to
enhance durability and safety of porous asphalt roads
Announced G1643 block copolymers
Announced Kraton A1535 block copolymers
Capital Structure and
Cash
$30 million bond repurchase completed in March
$7 million further reduction in April
Productivity
On target to exceed $10 million cost reduction target
Reductions in plant fixed costs, global staff reduction, freeze on salaries and adds to staff, and “salary at risk” program
Global ERP and process control upgrades on plan

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